EXHIBIT 11.1



Computation of Earnings Per Share

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

---------------------------------------- -------------------------------- ------------------------------------
                                                                           Weighted average number of basic
   Summary from unaudited financial        Basic and diluted loss per       and diluted common stock shares
              statements                          common share                        outstanding
---------------------------------------- -------------------------------- ------------------------------------

Six months ended 11/30/2002                                       (0.02)                           17,797,300
---------------------------------------- -------------------------------- ------------------------------------

Three months ended 11/30/2002                                     (0.05)                           19,672,064
---------------------------------------- -------------------------------- ------------------------------------

Six months ended 11/30/2001                                       (0.09)                           13,127,684
---------------------------------------- -------------------------------- ------------------------------------

Three months ended 11/30/2001                                     (0.06)                           13,154,538
---------------------------------------- -------------------------------- ------------------------------------